UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 11, 2005

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                                DST SYSTEMS, INC.
             (Exact Name of registrant as specified in its charter)

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                                    DELAWARE
                 (State or other jurisdiction of incorporation)

         1-14036                                          43-1581814
(Commission File Number)                       (IRS Employer Identification No.)

333 WEST 11TH STREET, KANSAS CITY, MISSOURI                  64105
(Address of principal executive offices)                   (Zip Code)

                                 (816) 435-1000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report).

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     In connection with the expiration of the Rights Agreement, dated as of September 19, 1995, between DST Systems, Inc. (the "Company ") and State Street Bank & Trust Company, as Rights Agent, which associated Rights (as defined therein) expire on October 18, 2005, the Board of Directors of the Company approved a plan to replace its rights plan. The Company, therefore, has entered into a Rights Agreement with Equiserve Trust Company, n.a., as Rights Agent dated as of October 10, 2005 (the "Rights Agreement"). The Board of Directors of the Company has declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record at the close of business on October 18, 2005 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company 1/1000ths of a share of Series A Preferred Stock ("Preferred Stock"), or in some circumstances, shares of the Company's Common Stock, other securities, cash or other assets as summarized below, at a purchase price of $225 per share. Both shares and purchase are subject to adjustment as described below. The complete terms and conditions of the Rights are set forth in a Rights Agreement, a copy of which is attached hereto as Exhibit 10.1.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of fifteen percent (15%) or more of the then outstanding shares of Common Stock (each such person or group of affiliated or associated persons referred to herein and in the Rights Agreement as an "Acquiring Person"), or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. As used herein and in the Rights Agreement, an Independent Director means any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business of the Distribution Date, and thereafter the separate Rights Certificates alone will represent the Rights. Following the Distribution Date, shares of Common Stock issued will be accompanied by Rights only in certain instances.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 17, 2015, unless the Rights are earlier redeemed by the Company as described below.

     In the event that a Person becomes an Acquiring Person, except pursuant to a tender or exchange offer for all outstanding shares of Common Stock which a majority of the Independent Directors determines to be adequate and otherwise in the best interests of the Company's stockholders, taking into consideration all factors that such directors deem relevant (a "Permitted Offer"), each holder of a Right will thereafter have the right to receive, upon exercise of the Right at the then current Purchase Price, that number of shares of the Preferred Stock (or in certain circumstances, Common Stock or assets or other securities of the Company) having a market value of two times the Purchase Price. Notwithstanding the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are or were beneficially owned by any Acquiring Person will be null and void.

     In the event that, at any time following the Share Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred (in each case other than with an entity which acquired the shares pursuant to a Permitted Offer), each holder of a Right shall thereafter have the right to receive, upon exercise of the Right at the then current Purchase Price, that number of shares of the common stock of the acquiring company (or certain of its affiliates) that at the time of such transaction would have a market value of two times the exercise price of the Right. If the Rights are exercised to acquire the Preferred Stock, then the Rights will not thereafter be exercisable to acquire the securities of any Acquiring Person. The events set forth in this paragraph and in the second preceding paragraph are referred to in the Rights Agreement as "Triggering Events."

     At any time until the Share Acquisition Date or the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.0025 per Right (the "Redemption Price"). Following the Share Acquisition Date, but prior to an event listed in Section 13(a) of the Rights Agreement (i.e. a merger, consolidation or sale of more than 50 percent of the assets or earnings power of the Company and its subsidiaries), the Company may redeem the Rights in connection with any event specified in Section 13(a) in which all stockholders are treated alike and which does not include the Acquiring Person or its Affiliates or Associates. In addition, the Company's right of redemption may be reinstated following an inadvertent trigger of the Rights (as determined by the Board) if an Acquiring Person reduces its beneficial ownership to 10 percent or less of the outstanding shares of Common Stock of the Company in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for the Preferred Stock (or other securities, as the case may be) of the Company or for common stock of an acquiring company or in the event of the redemption of the Rights as set forth above.

     The Purchase Price payable, and the number of shares of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price. No fractional shares will be issued (other than fractional shares which are integral multiples of 1/1,000ths of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last Trading Date prior to the date of exercise.

     Prior to the Distribution Date, the Board may amend or supplement any provision of the Rights Agreement without the consent of the holders of the Rights. Following the Distribution Date, the Board of Directors may amend the provisions of the Rights Agreement in order to cure any ambiguity, to correct any defect or inconsistency or to make changes deemed necessary or desirable, so long as such changes do not adversely affect the interests of the holders of the Rights (excluding the interests of any Acquiring Person and its affiliates and associates). In any case, however, the Board of Directors may not amend or supplement the Rights Agreement to change or supplement the Redemption Price, Final Expiration Date, the Purchase Price or the number of 1/1,000ths of a share of Preferred Stock for which a Right is exercisable.

     The Rights may have the effect of impeding a change in control of the Company without the prior consent of the Board, and the Rights could cause substantial dilution to a person that attempts to acquire the Company without conditioning the offer on redemption of the Rights by the Board or on the acquisition by such person of a substantial number of Rights. The Rights will not interfere with any Permitted Offer for all of the outstanding Common Stock that has the approval of the Independent Directors.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     The information required by this item is included in Item 1.01 above.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(C)      EXHIBITS

EXHIBIT NO.         DOCUMENT

10.1 Rights Agreement by and between the Company and Equiserve Trust Company, n.a., dated as of October 10, 2005


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                DST Systems, Inc.

Date: October 10, 2005                          By: /s/ Randall D. Young
                                                    -------------------------
                                                    Randall D. Young
                                                    Vice-President, General
                                                        Counsel and Secretary

                                  EXHIBIT INDEX

EXHIBIT NO.         DOCUMENT

10.1 Rights Agreement by and between the Company and Equiserve Trust Company, n.a., dated as of October 10, 2005